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                                                                   EXHIBIT 23(b)

                       Consent of PricewaterhouseCoopers



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Whirlpool Corporation 1998 Omnibus Stock and Incentive Plan of our reports with respect to the financial statements of Brasmotor S.A. and its subsidiaries, Multibras S.A. Eletrodomesticos and its subsidiaries and Empresa Brasileira de Compressores S.A. - EMBRACO and its subsidiaries dated January 23, 1998 which reports are included in Whirlpool Corporation's Annual Report on Form 10-K for the year ended December 31, 1997.



PricewaterhouseCoopers
Auditores Independentes


Sao Paulo, Brazil
October 23, 1998